Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Paramount Skydance Corporation and Paramount Global of our report dated February 25, 2026, except with respect to our opinion on the consolidated financial statements insofar as it relates to the change in composition of reportable segments discussed in Note 1, as to which the date is May 13, 2026, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Paramount Skydance Corporation, which appears in Paramount Skydance Corporation’s Current Report on Form 8-K dated May 13, 2026. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

July 31, 2026

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Paramount Skydance Corporation and Paramount Global of our report dated February 25, 2026 relating to the financial statements and financial statement schedule of Paramount Global, which appears in Paramount Skydance Corporation’s Current Report on Form 8-K dated May 13, 2026. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

July 31, 2026